EXHIBIT 21

The Baldwin Insurance Group, Inc. List of Subsidiaries as of February 25, 2025

Company Name	State of Incorporation
The Baldwin Insurance Group Holdings, LLC	Delaware
BRP Middle Market Insurance Holdings, LLC	Florida
The Baldwin Group Southeast, LLC	Florida
The Baldwin Group Specialty Industry, LLC	New Jersey
The Baldwin Group Mid-Atlantic, LLC	Florida
AHT GovConRisk, LLC	Virginia
Baldwin Risk Partners Insurance Brokers, LLC	New York
The Baldwin Group Venture Investments, LLC	Florida
The Baldwin Group Financial Services Holdings, LLC	Florida
The Baldwin Group Securities, LLC	Florida
The Baldwin Group Wealth Advisors , LLC	Florida
The Baldwin Group West, LLC	Florida
360 Rx Solutions, LLC	Florida
Burnham Risk and Insurance Solutions, LLC	Florida
The Baldwin Group Southwest, LLC	Florida
Insgroup Dallas, LLC	Florida
The Baldwin Group Northeast, LLC	Florida
Baldwin Risk Partners (Genuine), LLC	Florida
BRP Insurance Intermediary Holdings, LLC	Florida
BRP Effective Coverage, LLC	Florida
Connected Captive Solutions, LLC	Florida
Connected Captive Solutions (Turks & Caicos), Ltd.	Turks & Caicos
Millennial Specialty Insurance, LLC	Florida
Emerald Bay Insurance Group, LLC	Florida
MSI of New York, LLC	New York
Preferred Property Program, LLC	Illinois
Preferred Property Risk Purchasing Group, LLC	Florida
Westwood Insurance Agency, LLC	California
Juniper Re, LLC	Florida
BRP Medicare Insurance Holdings, LLC	Florida
BRP Insurance I, LLC	Florida
The Baldwin Group Health Insurance II, LLC	Florida
The Baldwin Group Health Insurance, LLC	Florida
BRP Main Street Insurance Holdings, LLC	Florida
The Baldwin Group Personal Insurance, LLC	Florida
The Baldwin Group Colleague, Inc.	Florida
BRP Colleague II Inc.	Florida
BKS Partners Galati Marine Solutions, LLC	Florida
BKS MS, LLC	Florida
BKS Smith, LLC	Florida
Laureate Insurance Partners, LLC	Florida
The Baldwin Group Specialty Solutions, LLC	Florida
Juniper Re Bermuda, Ltd.	Bermuda

Company Name	State of Incorporation
The Baldwin Insurance Group Holdings Finance, Inc.	Florida
Baldwin AIF Holdings, LLC	Florida
Builder Risk Management, LLC	Texas
Juniper Re UK, Ltd.	United Kingdom
TBG Assurance Company, LLC	Tennessee
Bubble Technologies, LLC	Florida
Bubble Insurance Solutions, LLC	Florida